                                                                   Exhibit 10.22


            AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT


            THIS AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") is executed as of the 28th day of June, 2002 (the "AMENDMENT EFFECTIVE DATE"), among VALLEY NATIONAL GASES, INC., a West Virginia corporation (the "COMPANY"), VALLEY NATIONAL GASES INCORPORATED, a Pennsylvania corporation ("VNGI"), VALLEY NATIONAL GASES DELAWARE, INC., a Delaware corporation ("VNGDI"), BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association ("BANK ONE"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("LASALLE"), FIRSTAR, N.A. (formerly, Star Bank, National Association), a national banking association with its principal office in Cincinnati, Ohio ("FIRSTAR"), BANK OF AMERICA, N.A. (successor to NationsBank, N.A.), a national banking association ("B OF A"), NATIONAL CITY BANK, a national banking association ("NATIONAL CITY"), THE HUNTINGTON NATIONAL BANK, a national banking association ("HUNTINGTON"), WESBANCO BANK, INC. "WESBANCO"), and SKY BANK ("SKY BANK") (collectively, the "ORIGINAL SIGNATORY LENDERS"), National City, as syndication agent ("SYNDICATION AGENT"), and Bank One, as administrative and collateral agent for the Lenders (in such capacity, the "AGENT"; Syndication Agent, and Agent being collectively referred to as the "AGENTS"), and Fifth Third Bank ("FIFTH THIRD").

                                    Recitals

            1. The Company, VNGI, VNGDI, the Original Signatory Lenders, and the Agents are parties to a Second Amended and Restated Credit Agreement, dated as of May 1, 2000, as amended (the "CREDIT AGREEMENT").

            2. The Company has requested the Lenders to amend the Credit Agreement as provided in this Amendment. Subject to the terms and conditions stated in this Amendment, the Lenders (other than Firstar and B of A) are willing to amend the Credit Agreement as provided in this Amendment.

                                    Amendment

            NOW, THEREFORE, in consideration of the Recitals, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the parties hereto agree as follows:

            1. Definitions. All terms used in this Amendment that are defined in the Credit Agreement and that are not otherwise defined in this Amendment shall have the same meanings in this Amendment as are ascribed to such terms in the Credit Agreement, as amended by this Amendment.

            2. Assignment and Transfer of Commitments.

      (a) Effective as of the Amendment Effective Date, each of the Original Signatory Lenders irrevocably sells and assigns to the Signatory Lenders, without recourse, and each Signatory Lender irrevocably purchases and assumes from the Original Signatory Lenders, without recourse, a portion of their respective Commitments, Revolving Loans Commitment Percentages of the Revolving Loans, Term Loan Commitment Percentages of the Term Loan, and Commitment Percentages under the Credit Agreement and the rights, interests and obligations associated therewith, including, without limitation, its rights and interests in respect of the Obligations (other than Obligations under Interest Rate Agreements), such that on and after the Amendment Effective Date, each Signatory Lender's Revolving Loans Commitment Percentage, Term Loan Commitment Percentage, and Commitment Percentage shall be as set forth in Exhibit B to this Amendment (in each case, the "ASSIGNED INTEREST"). Each Signatory Lender who is an assignee of an Assigned Interest (an "ASSIGNEE LENDER") hereby accepts and assumes the rights, interests and obligations so assigned to it.

      (b) Each Original Signatory Lender who is the assignor of an Assigned Interest (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, as amended by the Amendment, or any other Loan Document, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any Collateral or any of the Loan Documents, except that such Original Signatory Lender represents and warrants to each Assignee Lender that such Original Signatory Lender is the legal and beneficial owner of its Assigned Interest and that such interest is free and clear of any lien or adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of its obligations under the Credit Agreement or any of the Loan Documents.

      (c) In consideration of the assignment of the Assigned Interests, on the Amendment Effective Date, each Assignee Lender shall pay to the Agent, for the account the Original Signatory Lenders who are the assignors of the Assigned Interests, an amount equal to the outstanding principal balance of the Obligations corresponding to the portion of Assigned Interests assigned to such Assignee Lender. From and after the Amendment Effective Date, the Agent shall make all payments to the Assignee Lenders in respect of the Assigned Interests.

      (d) From and after the Amendment Effective Date, each Original Signatory Lender who is the assignor of an Assigned Interest shall, to the extent of the Assigned Interest assigned by it, relinquish its rights and be released from its obligations under the Credit Agreement, as amended by this Amendment.

            3. Amendments to Credit Agreement. Effective as of the Amendment Effective Date, the Credit Agreement is amended as follows:

      (a) New Definitions. Section 1.01 of the Credit Agreement is amended by the addition of each of the following new definitions:

            "Amendment" means the Amendment to Second Amended and Restated Credit Agreement dated as of the Amendment Effective Date, among the Credit Parties, the Lenders, and the Agents.

            "Amendment Effective Date" means June 28, 2002.

            "Old Term Loan" means the term loan extended to the Company under
            Section 2.04 of the Agreement prior to the Amendment Effective Date.

            "Signatory Lender" means (i) prior to the Amendment Effective Date, those Lenders identified as the Signatory Lenders in the preamble to this Agreement, and (ii) from and after the Amendment Effective Date, Bank One, LaSalle, National City, Huntington, WesBanco, Sky Bank, and Fifth Third Bank.

      (b) Amended Definitions. The following definitions set forth in Section
      1.01 of the Credit Agreement are amended and restated in their respective entireties to read as follows:

            "Agent" means (i) prior to the Amendment Effective Date, those parties identified as the Agents in the preamble to this Agreement, and (ii) from and after the Amendment Effective Date, the Agent and the Syndication Agent.

            "Applicable LOC Fee Percentage" means the rate per annum at which the commission due on each Letter of Credit will be calculated, which rate shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

                       Ratio of
              Total Funded Debt to EBITDA          Applicable LOC Fee Percentage
              ---------------------------          -----------------------------
                    3.75 or above                              2.75%
                     3.50 to 3.74                             2.625%
                     3.00 to 3.49                             2.375%
                     2.50 to 2.99                             2.125%
                     2.00 to 2.49                              1.75%
                      Below 2.00                               1.50%

            The Applicable LOC Fee Percentage shall be determined on the Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA for the Credit Parties and their respective Subsidiaries in effect on the Amendment Effective Date (which the Company and the Lenders agree for purposes of the Applicable LOC Fee Percentage, the Applicable Spread and the Applicable

            Unused Commitment Fee Percentage is greater than 3.75) and shall be redetermined, based on the Ratio of Total Funded Debt to EBITDA as of the close of each fiscal quarter of the Company ending after June 30, 2002, concurrently with each adjustment to the "Ratio of Total Funded Debt to EBITDA" (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable LOC Fee Percentage to be effective as and for the period provided in the definition of "Ratio of Total Funded Debt to EBITDA."

            "Applicable Spread" means the percentage per annum to be taken into account in determining any LIBOR-based Rate and any Prime-based Rate as provided in this Agreement, which number shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

             Ratio of Total Funded                If Determining a                 If Determining a
                Debt to EBITDA                   Prime-based Rate                 LIBOR-based Rate
                --------------                   ----------------                 ----------------
                 3.75 or above                         1.0%                             2.75%
                 3.50 to 3.74                         0.875%                           2.625%
                 3.00 to 3.49                         0.625%                           2.375%
                 2.50 to 2.99                         0.375%                           2.125%
                 2.00 to 2.49                           0%                              1.75%
                less than 2.00                          0%                              1.50%

            The Applicable Spread shall be determined on the Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA for the Credit Parties and their respective Subsidiaries in effect on the Amendment Effective Date, as provided in the definition of "Applicable LOC Fee Percentage" in this Agreement, and shall be redetermined, based on the Ratio of Total Funded Debt to EBITDA as of the close of each fiscal quarter of the Company ending after June 30, 2002, concurrently with each adjustment to the "Ratio of Total Funded Debt to EBITDA" (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Spread be effective as and for the period provided in the definition of "Ratio of Total Funded Debt to EBITDA."

            "Applicable Unused Commitment Fee Percentage" means the percentage per annum determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

                       Ratio of
              Total Funded Debt to EBITDA       Applicable Unused Commitment Fee Percentage
              ---------------------------       -------------------------------------------
                    3.75 or above                                  0.50%
                     3.50 to 3.74                                  0.50%
                     3.00 to 3.49                                 0.375%
                     2.50 to 2.99                                 0.375%
                     2.00 to 2.49                                  0.35%
                      Below 2.00                                   0.30%

            The Applicable Unused Commitment Fee Percentage shall be determined on the Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Amendment Effective Date, as provided in the definition of "Applicable LOC Fee Percentage" in this Agreement, and shall be redetermined, based on the Ratio of Total Funded Debt to EBITDA as of the close of each fiscal quarter of the Company ending after June 30, 2002, concurrently with each adjustment to the "Ratio of Total Funded Debt to EBITDA" (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Unused Commitment Fee Percentage to be effective as and for the period provided in the definition of "Ratio of Total Funded Debt to EBITDA."

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied (from and after the date hereof) and for the period as to which such accounting principles are to apply, provided that for purposes of calculations to determine compliance with the covenants in Section 5.01(g), "GAAP" shall mean generally accepted accounting principles in the United States of America on the Amendment Effective Date, including official interpretations thereof by the Financial Accounting Standards Board, excluding SFAS 141, 142 and 133, consistently applied for the period from and after the Amendment Effective Date and for the period to which such accounting principles are to apply. Except as otherwise provided in this Agreement, to the extent applicable, all computations and determinations as to accounting or financial matters and all Financial Statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and, to the extent applicable, all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

            "Loan Documents" means, collectively, this Agreement, the Revolving Notes, the Term Notes, the Company Security Agreement, the Company Pledge Agreement, the Parent Guaranties, the Parent Pledge Agreements, the Parent Security Agreements, the Subsidiary Guaranties, the Subsidiary Security Agreements, the Intercreditor Agreements, any and all Reimbursement Agreements, the Agent Fee Agreement, the Master Agreement and any and all Interest Rate Agreements which at any time from and after the Closing Date may be made between the Company and any of the Lenders (including without limitation any Interest Rate Agreement between the Company and B of A outstanding on the Amendment Effective Date), and all other instruments, agreements and documents executed and delivered or to be delivered by any Person pursuant to or by virtue of this Agreement, as each of the foregoing may be amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time, and when used in the singular form, means any of the Loan Documents, as the context requires.

            "Maximum Availability" means $75,000,000.00 or such greater amount as may be established pursuant to Section 2.02(g) of this Agreement. If an Event of Default or an Unmatured Event of Default has occurred and is continuing and the Agent shall have notified the Company of the election of the Required Lenders to take any action specified in
            Section 7.02 of this Agreement, the Maximum Availability shall be automatically reduced to zero (0) dollars without any action on the part of or the giving of any additional notice to the Company by the Lenders or the Agent.

            "Scheduled Revolving Loans Maturity Date" means June 27, 2005, or such later date as may be established pursuant to the terms of
            Section 2.02(f) of this Agreement.

            "Scheduled Term Loan Maturity Date" means June 27, 2005.

      (c) Amendment of Section 2.02 (b). Section 2.02 (b) of the Credit Agreement is amended and restated in its entirety to read as follows:

            The obligation of the Company to repay the Revolving Loans shall be evidenced by promissory notes executed by the Company to each of the Revolver Lenders in the form of Exhibit E attached to the Amendment (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, the "REVOLVING NOTES"). So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the Revolving Loans Maturity Date, the Company may borrow, repay (subject to the requirements of Section 2.06 of this Agreement) and reborrow under the Revolving Notes on any Banking Day, provided that

            Company shall not be entitled to receive and the Revolver Lenders shall not be obligated to make any Advance: (i) at any time an Event of Default or an Unmatured Event of Default has occurred or is continuing; (ii) if the amount of such Advance would exceed the amount of the Remaining Availability as of the date of such Advance; or (iii) if after making such Advance the aggregate principal balance of the Revolving Loans would exceed the Maximum Revolver Availability. Each Advance shall be conditioned upon receipt by the Agent from the Company of an Application for Revolving Loans Advance and an Officer's Certificate, provided that the Agent may, at its discretion, make a disbursement upon the oral request of the Company made by an Authorized Officer, or upon a request transmitted to the Agent by telecopy or by any other form of written electronic communication (all such requests for Advances being hereafter referred to as "INFORMAL REQUESTS"). The Agent shall promptly give each Revolver Lender telephonic notice (confirmed in writing, which may be by telecopy) of each Advance request. In so doing, the Agent may rely on any informal request which shall have been received by it in good faith from a Person reasonably believed to be an Authorized Officer. Each informal request shall be promptly confirmed by a duly executed Application for a Revolving Loans Advance and Officer's Certificate if the Agent so requires and shall in and of itself constitute the representation of the Company that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Advance, that the requested Advance would not exceed the Remaining Availability then outstanding, and that the making of the requested Advance would not cause the aggregate principal balance of the Revolving Loans to exceed the Maximum Revolver Availability. All borrowings and reborrowings and all payments shall be in amounts of not less than One Hundred Thousand Dollars ($100,000), except for payment of the entire aggregate principal balance of the Revolving Loans, except for special prepayments of principal required under the terms of Section 2.06 of this Agreement, and except as provided in Section 2.05(a) with respect to LIBOR Advances. Upon receipt of an Application for a Revolving Loans Advance, or at the Agent's discretion upon receipt of an informal request for an Advance and upon compliance with any other conditions of lending stated in
            Section 6.01 of this Agreement applicable to the Revolving Loans, the Agent shall disburse the amount of the requested Advance to the Company as provided in Section 2.02(c). Except as the Agent and the Revolver Lenders may otherwise determine in their absolute discretion, no Advance will be made on the day the Agent receives the Application for a Revolving Loans Advance or informal request for Advance is received by the Agent unless such Application or request is received by the Agent prior to 12:00 noon, Indianapolis, Indiana time. Advances by each Revolver Lender and payments by the Company shall be recorded by each Revolver Lender on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of each Revolver Lender. The Revolver Lenders' books and records shall be presumed prima facie to be correct as to such matters.

      (d) Amendment of Section 2.02 (g). The first sentence of Section 2.02 (g) of the Credit Agreement is amended and restated in its entirety to read as follows:

            The Company may, at any time, request the Revolver Lenders in writing to increase the total Commitments of the Revolver Lenders with respect to the Revolving Loans, provided that (i) such increase shall not cause the aggregate total Revolving Loans Commitments to exceed One Hundred Million Dollars ($100,000,000.00), and (ii) no Event of Default shall have occurred or be continuing.

      (e) Amendment of Section 2.03 (a)(1) and (2). Section 2.03 (a)(1) and
      Section 2.03(a)(2) of the Credit Agreement are amended and restated in their entireties to read as follows:

            (1) The aggregate Letter of Credit Exposure shall not at any time exceed the lesser of (A) Fifteen Million Dollars ($15,000,000) or
            (B) the Maximum Availability at such time minus the aggregate outstanding principal balance of all Revolving Loans at such time;

            (2) The Company shall not request and Bank One shall have no obligation to issue any Letter of Credit: (i) at any time any Event of Default or Unmatured Event Default shall have occurred and be continuing; (ii) at any time after the Revolving Loans Maturity Date; (iii) if, after giving effect to such issuance, the aggregate Letter of Credit Exposure would exceed the lesser of (A) Fifteen Million Dollars ($15,000,000) or (B) the Maximum Availability then outstanding minus the then aggregate outstanding principal balance of all Revolving Loans; (iv) if the face amount of such Letter of Credit would exceed the then outstanding Remaining Availability; or
            (v) for any purpose other than those permitted hereunder;

      (f) Amendment of Section 2.04(a). Section 2.04 (a) of the Credit Agreement is amended and restated in its entirety to read as follows:

            (a) The Term Loan -- General. Each Term Lender severally agrees, subject to the terms and conditions of this Agreement, to loan to the Company the principal amount equal to its Term Loan Commitment Percentage of Fifteen Million Dollars ($15,000,000.00) for the term period beginning on the Amendment Effective Date and ending on the Term Loan Maturity Date (collectively, the "TERM LOAN").

            The proceeds of the Term Loan shall be disbursed on the Amendment Effective Date, and shall be used, first, to refinance the Old Term Loan, and second, to pay a portion of the principal of the Revolving Loans.

      (g) Amendment of Section 2.04(b). Section 2.04 (b) of the Credit Agreement is amended and restated in its entirety to read as follows:

            (b) The Term Notes. The obligation of the Company to repay the Term Loan shall be evidenced by promissory notes executed by the Company to each of the Term Lenders in the form of Exhibit F attached to the Amendment (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, the "TERM NOTES"). The principal of the Term Loan shall be repayable in equal quarterly installments of $750,000.00 each, which quarterly installments shall be due and payable on the last Banking Day of September, 2002, and on the last Banking Day of each successive calendar quarter thereafter until the Term Loan Maturity Date, at which time the entire aggregate principal balance of the Term Loan and all unpaid, accrued interest thereon, shall be due and payable in full without demand. Subject to the contemporaneous payment of any amounts which may be due the Term Lenders pursuant to
            Section 2.05(b) of this Agreement, the principal of the Term Loan, upon not less than two (2) Banking Days' prior written notice to the Agent from the Company, may be prepaid at any time in whole or in part, provided that any partial prepayment shall be in an amount which is a minimum of $1,000,000 and an integral multiple of One Hundred Thousand Dollars ($100,000), and provided further that all partial prepayments shall be applied to the latest maturing installments of principal payable under the Term Loan in inverse order of maturity.

      (h) Amendment of Section 5.01 (g). Section 5.01 (g) of the Credit Agreement is amended and restated in its entirety to read as follows:

            (g) Financial Covenants. The Credit Parties shall observe each of the following financial covenants:

                  (1) Consolidated Net Worth. The Credit Parties and their respective Subsidiaries shall maintain at all times from and after the Amendment Effective Date Consolidated Net Worth at a level not less than (i) $35,500,000.00, plus (ii) Seventy-Five Percent (75%) of the cumulative Consolidated Net Income for each fiscal quarter of the Company ending after March 31, 2002, provided that cumulative Consolidated Net Income shall not be reduced by the amount of the net loss for any fiscal quarter in which the Credit Parties and their respective subsidiaries on a consolidated basis suffers a net loss, plus
                  (iii) One Hundred Percent (100%) of the amount of any new paid in capital or other new equity received by any Credit Party from any Person who is not a Credit Party provided, that, such amount shall in no event be less than zero.

                  (2) Fixed Charge Coverage Ratio. As of the close of each fiscal quarter of the Company ending after the Closing Date, the Credit Parties and their respective Subsidiaries, for the period of the four consecutive fiscal quarters which end on such close, shall have a Fixed Charge Coverage Ratio of not less than: (i) 1.10:1 through March 30, 2003, and (ii) 1.15:1 on March 31, 2003, and thereafter.

                  (3) Ratio of Total Funded Debt to EBITDA. As of the close of each fiscal quarter of the Company ending after the Closing Date, the Credit Parties and their respective Subsidiaries, for the period of the four consecutive fiscal quarters which end on such close, shall have a Ratio of Total Funded Debt to EBITDA of not greater than (i) 4.00:1 through September 29, 2002, (ii) 3.75:1 on September 30, 2002, through December 30, 2002, (iii) 3.50:1 on December 31, 2002, through March 30, 2003, (iv) 3.25:1 on March 31, 2003, through December 30, 2003, (v) 3.00:1 on December 31, 2003, through June 29, 2004, and (vi) 2.75:1 on and after June 30, 2004.

      (i) Amendment of Section 5.02(a). Section 5.02(a) of the Credit Agreement is amended by placing a period after the phrase "Credit Parties" the last time it appears in that section, and deleting all the text which follows that phrase.

      (j) Amendment of Section 5.02(k). Section 5.02(k) of the Credit Agreement is amended and restated in its entirety to read as follows:

      (k) Lease Obligations. Neither the Credit Parties nor any of their respective Subsidiaries nor any Guarantor shall incur obligations under any Capital Leases. The obligations of the

      Credit Parties and their respective Subsidiaries on a consolidated basis payable during any fiscal year under all operating leases (other than operating leases of vehicles) shall not exceed in the aggregate the sum of $4,500,000.

      (k) Amendment of Section 5.02(p). Section 5.02(p) of the Credit Agreement is amended and restated in its entirety to read as follows:

            (p) Capital Expenditures. The Credit Parties and their respective Subsidiaries on a consolidated basis shall not make Capital Expenditures (excluding Budgeted Acquisition Capital Expenditures):
            (i) during the period beginning July 1, 2002, through June 30, 2003, which in the aggregate on a consolidated basis exceed $6,400,000; and (ii) during the period beginning July 1, 2003, through June 30, 2004, which in the aggregate on a consolidated basis exceed $6,800,000; and (iii) during the period beginning July 1, 2004, through June 30, 2005, which in the aggregate on a consolidated basis exceed $7,200,000; provided that, the maximum permitted Capital Expenditures for each such twelve-month period shall be increased by an amount equal to 4% of the Company's sales during such period that are attributable to New Acquisitions that occur after the Amendment Effective Date, as determined by the Agent in its reasonable discretion.

      (l) Amendment of Section 8.01. The first sentence of the Section 8.01 is amended and restated in its entirety to read as follows:

            This Article specifies rights and obligations among and between the Lenders and the Agent and the Syndication Agent.

      (m) Amendment of Section 8.03(d). The first sentence of Section 8.03(d) is amended and restated in its entirety to read as follows:

            With respect to the Loan Documents, Bank One and National City, each in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent or Syndication Agent, respectively.

      (n) Amendment of Exhibit B. Exhibit B to the Credit Agreement is amended and restated in its entirety to read as Exhibit B attached to this Amendment.

            4. Representations and Warranties. The Credit Parties jointly and severally represent and warrant to the Lenders that:

      (a) (i) The execution, delivery and performance of this Amendment and all agreements and documents delivered pursuant hereto by the Credit Parties have been duly authorized by all necessary corporate action, and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to the Credit Parties, the articles of incorporation or by-laws of any of the Credit Parties, or result in a breach of or constitute a default under any material agreement, lease or instrument to which any of the Credit Parties is a party or by which any of the Credit Parties or any of the properties of any of the Credit Parties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality or any other Person is or will be necessary for the valid execution, delivery or performance by any of the Credit Parties of this Amendment and all agreements and documents delivered pursuant hereto; and
      (iii) this Amendment and all agreements and documents delivered pursuant hereto by each of the Credit Parties are the legal, valid and binding obligations of each of the Credit Parties, as a signatory thereto, and enforceable against each of the Credit Parties in accordance with the terms thereof.

      (b) After giving effect to the amendments contained in this Amendment, the representations and warranties contained in Section 3 of the Credit Agreement are true and correct on and as of the Amendment Effective Date with the same force and effect as if made on and as of the Amendment Effective Date, except that the reference to the Financial Statements in
      Section 3.01(d) of the Credit Agreement shall be to the most recent financial statements of the Company and its Subsidiaries provided to the Bank prior to the Amendment Effective Date.

      (c) No Default or Unmatured Default has occurred and is continuing or will exist under the Credit Agreement as of the Amendment Effective Date.

            5. Conditions. The obligation of the Lenders and the Agents to execute and to perform this Amendment shall be subject to full satisfaction of the following conditions precedent on or before the Amendment Effective Date:

      (a) The Credit Parties shall have delivered to the Agent copies of such corporate documents and resolutions of the Credit Parties as the Agent may request evidencing necessary action by the Credit Parties to obtain necessary authorization for the execution and performance of this Amendment and all other agreements or documents delivered pursuant hereto as the Agent may request, each certified as of the Amendment Effective Date.

      (b) This Amendment shall have been duly executed by each of the Credit Parties and delivered to the Agent.

      (c) The Company shall have executed and delivered to the Agent Revolving Notes payable to each of the Revolver Lenders in form and substance the same as Exhibit E to this Amendment.

      (d) The Company shall have executed and delivered to the Agent Term Notes payable to each of the Term Lenders in form and substance the same as Exhibit F to this Amendment.

      (e) The Company shall have paid all costs and expenses incurred by the Agent in connection with the negotiation, preparation and closing of this Amendment and the other documents and agreements delivered pursuant hereto, including the reasonable fees and out-of-pocket expenses of Messrs. Baker & Daniels, special counsel to the Agent.

      (f) The Agent shall have received such additional agreements, documents and certifications, as may be reasonably requested by the Required Lenders.

            6. Guarantor Consent/Affirmation. VNGI and VNDGI, in their respective capacities as a Guarantor under the Guaranties, by their execution of this Amendment, expressly consent to the execution, delivery and performance by the Company, the Lenders, and the Agents of this Amendment and each of the other documents, instruments and agreements to be executed pursuant hereto, and agree that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this First Amendment shall constitute a termination, extinguishment, release or discharge of any of their respective guaranty obligations or provide a defense, set off, or counter claim to any of them with respect to any of their respective guaranty obligations under any of the Guaranties or other Loan Documents. VNGI and VNDGI each affirms to the Lenders and the Agents that its Guaranty remains in full force and effect and is its valid and binding obligation.

            7. Appraisal. The Company agrees to pay to the Agent, on demand, costs and expenses incurred by the Agent in connection with the appraisal of the Company's cylinders and tanks performed in connection with this Amendment. The Agent may debit such amount to any deposit account of the Company carried with the Agent without further authority.

            8. Binding on Successors and Assigns. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and legal representatives.

            9. Governing Law/Entire Agreement/Survival. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely with such state and without giving effect to the choice or conflicts of laws principles of any jurisdiction. This Amendment constitutes and expresses the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether expressed or implied, oral or written. All covenants, agreements, undertakings, representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and shall not be affected by any investigation made by any person. The Credit Agreement, as amended hereby, remains in full force and effect in accordance with its terms and provisions.

            10. Further Agreements and Acknowledgments. The Credit Parties hereby further acknowledge and agree that:

      (a) Neither the provisions of this Amendment nor any actions taken or not taken pursuant to or in reliance upon the terms of this Amendment shall constitute a novation of any of the Loan Documents, all of which remain in full force and effect in accordance with their respective terms, as amended to date; and

      (b) Neither this Amendment, nor any action taken by the Lenders or the Agents pursuant to this Amendment, shall impair, prejudice, or in any other manner affect the rights of the Lenders with respect to any Collateral or other security which now or hereafter secures payment or performance of the Obligations or any part thereof, or establish or be deemed to establish any precedent or course of dealing with respect to any matter.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized signatories as of the Amendment Effective Date.


                                      VALLEY NATIONAL GASES, INC.,
                                      a West Virginia corporation

                                      By: /s/  Robert D. Scherich
                                          ----------------------------------
                                          CFO
                                          ----------------------------------

                                      VALLEY NATIONAL GASES INCORPORATED
                                      a Pennsylvania corporation

                                      By: /s/  Robert D. Scherich
                                          ----------------------------------
                                          CFO
                                          ----------------------------------

                                      VALLEY NATIONAL GASES DELAWARE, INC.,
                                      a Delaware corporation

                                      By: /s/  Robert D. Scherich
                                          ----------------------------------
                                          CFO
                                          ----------------------------------

                                      BANK ONE, INDIANA, NATIONAL ASSOCIATION, as Lender and as Agent

                                      By: /s/ Steven P. Clemens
                                          ----------------------------------
                                      Printed:  Steven P. Clemens
                                                ----------------------------
                                      Title:    First Vice President
                                                ----------------------------

                                      LASALLE BANK NATIONAL ASSOCIATION



                                      By: /s/ David J. Carney
                                          ----------------------------------
                                      Printed:  David J. Carney
                                                ----------------------------
                                      Title:  Vice President
                                              ------------------------------

                                      U.S. BANK NATIONAL ASSOCIATION
                                      (f/k/a FIRSTAR, N.A.)


                                      By: /s/  Scott A. Dvornik
                                           ---------------------------------
                                      Printed:  Scott A. Dvornik
                                                ----------------------------
                                      Title:  Vice President
                                              ------------------------------

                                      BANK OF AMERICA, N.A.

                                      By:  /s/  Charles R. Dickerson
                                           ---------------------------------
                                      Printed:  Charles R. Dickerson
                                                ----------------------------
                                      Title:  SVP
                                              ------------------------------

                                      NATIONAL CITY BANK,
                                      as Lender and as Syndication Agent


                                      By:  /s/  RE Slater
                                           ---------------------------------
                                      Printed:  Reese E. Slater
                                                ----------------------------
                                      Title:  Vice President
                                              ------------------------------

                                      THE HUNTINGTON NATIONAL BANK,
                                      as Lender and as Documentation Agent

                                      By: /s/  Mark A. Scurci
                                            --------------------------------
                                      Printed:  Mark A. Scurci
                                                ----------------------------
                                      Title:  Vice President
                                              ------------------------------

                                      WESBANCO BANK, INC.


                                      By: /s/  David L. Pell
                                            --------------------------------
                                      Printed:  David L. Pell
                                                ----------------------------
                                      Title:  Senior Vice President
                                              ------------------------------

                                      SKY BANK

                                      By: /s/  Gregory J. Agresta
                                           ---------------------------------
                                      Printed:  Gregory J. Agresta
                                                ----------------------------
                                      Title: Senior Vice President
                                              ------------------------------

                                      FIFTH THIRD BANK


                                      By:  /s/  CS Helmeci
                                           ---------------------------------
                                      Printed:  Christopher S. Helmeci
                                                ----------------------------
                                      Title: Vice President
                                              ------------------------------